Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255122

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, $ 0.01 par value per share	$100,000,000.00	$10,910.00

(1)

Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r), in each case under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-255122.

PROSPECTUS    SUPPLEMENT

(To Prospectus dated April 8, 2021)

MoneyGram International, Inc.

Up to $100,000,000

Common Stock

We have entered into an ATM Equity OfferingSM Sales Agreement, dated June 7, 2021 (the “sales agreement”), with BofA Securities, Inc. (the “sales agent” or “BofA”), relating to shares of our common stock, par value $0.01 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through the sales agent. This prospectus supplement is offering shares of our common stock having an aggregate offering price of $100.0 million.

Shares of our common stock trade on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “MGI.” On June 4, 2021, the last sale price of the shares as reported on Nasdaq was $11.12 per share.

Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). BofA will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between BofA and us.

We also may sell shares of our common stock to BofA, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to BofA, as principal, we will enter into a separate terms agreement, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to BofA for sales of our common stock pursuant to the sales agreement will be an amount up to 3.0% of the gross sales price of all common stock sold thereunder. In connection with the sale of the common stock on our behalf, BofA may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BofA may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BofA with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus for information regarding risks you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

The date of this prospectus supplement is June 7, 2021

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-255122) with the Securities and Exchange Commission (the “SEC”) on April 8, 2021, as part of a “shelf” registration process. Under the shelf registration process, we may sell our common stock in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our common stock being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” “MoneyGram” and the “Company” refer to MoneyGram International, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “intends,” “continues,” “will,” “should,” “could,” “may,” “might,” “would,” “goals,” “predicts,” “potential,” “target,” “forecast,” “outlook,” “currently,” and other similar expressions are intended to identify some of the forward-looking statements within the meaning of the Reform Act and are included, along with this statement, for purposes of complying with the safe harbor provisions of the Reform Act. These forward-looking statements are based on management’s current expectations, beliefs and assumptions as of the date of this prospectus supplement, are not historical facts or guarantees of future performance, and are subject to certain risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control due to a number of factors. These factors include, but are not limited to the risks and uncertainties described in this prospectus supplement and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus supplement. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•

the impact of the COVID-19 pandemic or future pandemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place or restricted movement guidelines, service delays and lower consumer and commercial activity;

•	our ability to compete effectively;

•

our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white-label money transfer products or otherwise;

•	our ability to continue to grow our digital channel, including through our direct-to-consumer digital business, MoneyGram Online;

•	a security or privacy breach in systems, networks or databases on which we rely;

•	current and proposed regulations addressing consumer privacy and data use and security;

•	our ability to manage fraud risks from consumers or agents;

•	our ability to refinance our credit facilities and on favorable terms or within the contemplated time frame, or comply with the terms thereof;

•	the ability of us and our agents to comply with U.S. and international laws and regulations;

•

litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;

•	disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology;

S-iii

•	the ability of us and our agents to maintain adequate banking relationships;

•	our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;

•	our high degree of leverage and substantial debt service obligations, significant debt covenant requirements and our ability to comply with such requirements;

•	our below investment-grade credit rating;

•	our ability to maintain sufficient capital;

•	weakness in economic conditions, in both the U.S. and global markets;

•	the financial health of certain European countries or the secession of a country from the European Union;

•	a significant change, material slow down or complete disruption of international migration patterns;

•	our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;

•

our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain U.S. Treasury Department’s Office of Foreign Assets Control restrictions;

•	major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;

•	changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;

•	our ability to manage credit risks from our agents and official check financial institution customers;

•	our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;

•	our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;

•	any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;

•	our capital structure; and

•

the risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (“Q1 2021 Form 10-Q”), as well as any additional risk factors that may be described in our other filings with the SEC from time to time.

These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our common stock.

MoneyGram International, Inc.

MoneyGram International, Inc. (together with our subsidiaries) is a global leader in cross-border P2P payments and money transfers. Our consumer-centric capabilities enable family and friends to quickly and affordably send money in more than 200 countries and territories with over 94 now digitally enabled. The innovative MoneyGram platform leverages its leading distribution network, global financial settlement engine, cloud-based infrastructure with integrated APIs, and its unparalleled compliance program to enable seamless and secure transfers around the world. Whether through our mobile application, moneygram.com, integration with account deposit and mobile wallets, kiosks, or any one of the more than 410,000 agent locations around the globe, we connect consumers, primarily those who may not be fully served by other financial institutions, in any way that is convenient for them. As an alternative financial services company, we provide individuals with essential services to help them meet the financial demands of their daily lives. We conduct our business primarily through our wholly owned subsidiary, MoneyGram Payment Systems, Inc., under the MoneyGram brand.

Our principal executive offices are located at 2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201, and our telephone number is (214) 999-7552. Our website address is www.moneygram.com. The information on or accessible through our website is not incorporated by reference into or otherwise made part of this prospectus supplement. Additional information about us is included in our reports and other documents incorporated by reference in this prospectus supplement. See “Documents Incorporated by Reference.”

Recent Developments

Contemplated Refinancing of the First Lien Credit Agreement and Second Lien Credit Agreement

We are currently evaluating a potential refinancing of our First Lien Credit Agreement (as defined below) and Second Lien Credit Agreement (as defined below) (collectively, the “Contemplated Refinancing”) during the third quarter of 2021. Such refinancing could include new credit facilities and the public or private sale of debt securities. While we have not yet finalized the terms or timing of the Contemplated Refinancing, we view this as a priority for the Company and continue to actively evaluate structures that we believe will improve our overall financial position and reduce our debt service obligations.

To the extent such Contemplated Refinancing takes place, we intend to use a portion of the net proceeds that we receive from the sale of the shares of the common stock offered hereby to pay for certain costs associated with the Contemplated Refinancing. We intend to use the remainder of the net proceeds to partially repay outstanding indebtedness under our First Lien Term Credit Facility (as defined below) and our Second Lien Credit Agreement. See “Use of Proceeds.”

Termination of Rights Plan

On June 3, 2021, our board of directors adopted Amendment No. 1 (the “Amendment”) to the Tax Benefits Preservation Plan, originally adopted by our board of directors on July 28, 2020 (the “Rights Plan”) and under which certain Rights (as defined in the Rights Plan) (the “Rights”) were issued for the purpose of preventing, under Internal Revenue Code Section 382, an “ownership change” that would result in the limitation on the use of certain tax benefits of value to the Company. The Amendment was adopted to change the expiration date under the Rights Plan to 11:59 p.m., New York City time, on June 3, 2021 (the “Expiration Date”). In accordance with the Rights Plan, on the Expiration Date the Rights became null, void, and of no further effect, and the Rights Plan was terminated.

Following the termination of the Rights Plan, our stockholders are no longer subject to the ownership thresholds described in the Rights Plan. However, stockholders remain subject to control thresholds imposed by most state money transmitter statutes, which require investors in licensed money transmitters (or the statutory equivalent) to obtain approval from the relevant state licensing authority before exceeding certain ownership thresholds, which can be as low as 10% or more of any class of stock outstanding (whether owned directly or indirectly, including voting and non-voting shares). See “Risk Factors—Risks Related to Our Common Stock and This Offering” in this prospectus supplement for additional information.

THE OFFERING

Issuer	MoneyGram International, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100.0 million.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, BofA. Please read “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement for more information.

Use of proceeds	We intend to use the net proceeds we receive from the sale of the shares of common stock to partially repay outstanding indebtedness under our First Lien Credit Agreement and/or under our Second Lien Credit Agreement (each as defined below) and to pay for certain costs associated with the Contemplated Refinancing. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing	Our common stock is listed on Nasdaq under the symbol “MGI.”

Risk factors	Investing in our common stock involves risks. Please read “Risk Factors” on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol:	MGI

Conflicts of Interest:	Affiliates of the sales agent serve as lenders under our First Lien Term Credit Facility (as defined below). Such affiliates will receive net proceeds from this offering that are used to repay indebtedness under such credit facility.

Because such affiliate may receive more than 5% of the net proceeds of this offering, the sales agent could be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement for additional information.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our 2020 Form 10-K and Q1 2021 Form 10-Q. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. In that event, you may lose all or part of your investment in the common stock.

Risks Related to Our Common Stock and This Offering

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Actual gross proceeds may be less than $100.0 million. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There may be future dilution of our common stock, which could adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock from time to time. For example, we may issue additional shares of our common stock to raise cash for future capital expenditures or for other purposes. We may also acquire interests in other companies by using a combination of cash and our common stock or just our common stock. We may also issue securities convertible into, exchangeable for or that represent the right to receive our common stock. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our common stock. In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock.

Investors in our common stock may be subject to state money transmitter change of control notice and approval requirements if their aggregate ownership equals or exceeds 10% of our outstanding voting or non-voting shares.

MoneyGram Payment Systems, Inc., one of our wholly owned subsidiaries, owns a money transmitter license, or the statutory equivalent, in each of the 49 U.S. states that require such a license to operate, as well as in certain U.S. territories. While state statutes governing money transmitters vary, most require investors to receive the approval of, or provide notice to, the relevant licensing authority before exceeding a certain ownership threshold, including indirect ownership, in a licensed money transmitter. These ownership thresholds vary by state, with the lowest being at 10% of voting or non-voting shares outstanding. Accordingly, current or prospective investors seeking to acquire 10% or greater ownership of MoneyGram in the aggregate would need to first obtain such regulatory approvals or provide such notices to the relevant regulators.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agent.

We intend to use the net proceeds we receive from the sale of the shares of common stock to partially repay outstanding indebtedness under our First Lien Credit Agreement, dated June 26, 2019, with Bank of America, N.A. acting as administrative agent, and the lender parties thereto, as amended (the “First Lien Credit Agreement”), and/or under our Second Lien Credit Agreement (the “Second Lien Credit Agreement”), dated as of June 26, 2019, with Bank of America, N.A., as administrative agent, the financial institutions party thereto as lenders and the other agents party thereto, and to pay for certain costs associated with the Contemplated Refinancing. See “Recent Developments—Contemplated Refinancing of the First Lien Credit Agreement and Second Lien Credit Agreement.”

The First Lien Credit Agreement provides for (a) a senior secured three-year revolving credit facility and (b) a senior secured four-year term loan facility (the “First Lien Term Credit Facility”). As of March 31, 2021, we had $633.7 million in outstanding borrowings under our First Lien Term Credit Facility, at an effective interest rate of 7.00%. The First Lien Term Credit Facility matures in June 2023.

The Second Lien Credit Agreement provides for a second lien secured five-year term loan facility. As of March 31, 2021, we had $254.6 million in outstanding borrowings under the Second Lien Credit Agreement, at an effective interest rate of 13.00%. The Second Lien Credit Agreement matures in June 2024.

Affiliates of the sales agent serve as lenders under our First Lien Term Credit Facility. Such affiliates will receive net proceeds from this offering that are used to repay indebtedness under such credit facility and, as such, will have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of our common stock. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”) and our Amended and Restated Bylaws, as amended (our “bylaws”). Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus for information on how to obtain copies.

General

Our certificate of incorporation currently provides that we are authorized to issue up to 169,500,000 shares of capital stock, consisting of 162,500,000 shares of common stock and 7,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”).

Our common stock is not entitled to any conversion or redemption rights. Except as set forth herein, holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. The transfer agent and registrar for our common stock is Equiniti Trust Shareowner Services.

Dividend Rights

Subject to any preferential dividend rights of the holders of any preferred stock and the terms and conditions provided by law and our certificate of incorporation, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or make other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our Company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, as amended (“DGCL”), could make the acquisition of control of our Company and/or the removal of our existing management more difficult, including those that provide as follows:

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, our board of directors has the exclusive right to fix the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•

the board of directors (or its remaining members, even though less than a quorum) and not the stockholders may fill vacancies on the board of directors occurring for any reason for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation to elect additional directors under specified circumstances, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of the common stock, voting together as a single class;

•

our board of directors may issue preferred stock without any vote or further action by the stockholders, and fix the designation, powers, preferences, and rights of the shares of each series of preferred stock;

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, special meetings of stockholders may be called only by our chairman or board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of the stockholders;

•

in the case of an amendment to the bylaws by the stockholders, the affirmative vote of the holders of at least 80% of the voting power of our common stock is required to alter, amend, or repeal any provision of the bylaws;

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting;

•

we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•

certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of more than 10% of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned directly or indirectly by the interested stockholder or an affiliate of any interested stockholder, unless the business combination is approved by certain “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of MoneyGram to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; or

•

the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions, including pursuant to the following:

•

if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•

our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the DGCL at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the DGCL, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

Registration Rights

In connection with the entry into the Second Lien Credit Agreement, the Company and the lenders under the Second Lien Credit Agreement (the “SLCA Warrant Holders”) entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, and subject to limitations set forth therein, the Company has granted certain demand and piggyback registration rights to the SLCA Warrant Holders with respect to (i) all shares of common stock issuable upon exercise of the warrants issued under the Second Lien Credit Agreement, (ii) all warrants issued to the lenders under the Second Lien Credit Agreement and (iii) any securities issued directly or indirectly with respect to such shares of common stock or warrants.

We have obtained waivers of the registration rights described above with respect to the offering described in this prospectus supplement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which has been incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part.

Preemptive Rights

In connection with the warrants issued under the Second Lien Credit Agreement with the lender parties thereto, the Company entered into a warrant agreement (the “Warrant Agreement”) with Equiniti Trust Company, dated June 26, 2019. Pursuant to the Warrant Agreement, until the date on which the warrants issued under the Second Lien Credit Agreement expire or the Warrant Agreement is terminated, each SLCA Warrant Holder is entitled to preemptive rights with respect to certain future issuances of common stock and rights, options, warrants or other securities convertible into or exercisable for common stock. Such preemptive rights entitle each SLCA Warrant Holder, subject to limitations set forth in the Warrant Agreement, to purchase its pro rata share of any shares of common stock issued by the Company.

We have obtained waivers of the preemptive rights described above with respect to the offering described in this prospectus supplement.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which has been incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We have entered into a sales agreement with BofA Securities, Inc., as sales agent, relating to the offer and sale from time to time of shares of our common stock having an aggregate offering price of up to $100.0 million through the sales agent, acting as our agent, or directly to the sales agent, acting as principal.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including by block trades, ordinary brokers’ transactions through the facilities of Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law.

The sales agent is not required to sell any specific number or dollar amount of shares of common stock, but will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the sales agreement, shares of common stock, as agreed upon by us and the sales agent from time to time.

In no event will the aggregate sales price of shares of our common stock sold by us to or through the sales agent, acting as our agent or as principal, exceed $100.0 million.

In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the sales agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the sales agent may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the sales agreement, other than discounts and commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $400,000. The remaining sales proceeds from the sale of any shares of our common stock, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our common stock offered by this prospectus supplement and the accompanying prospectus.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate sales price of $100.0 million pursuant to the sales agreement or (2) the termination of the sales agreement in accordance with the terms of the sales agreement.

We have determined that our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify the sales agent and sales of our common stock under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

Upon its acceptance of instructions from us, the sales agent has agreed to use its commercially reasonable efforts to sell shares of our common stock on the terms and subject to the conditions set forth in the sales agreement. We will instruct the sales agent as to the amount of common stock to be sold by it as our agent. We may instruct the sales agent not to sell our common stock if sales cannot be effected at or above a price designated by us. We or the sales agent may at any time immediately suspend the offering of shares of our common stock through the sales agent upon notice to the other party.

The sales agent will provide written confirmation following the close of trading on Nasdaq on each trading day on which shares of our common stock are sold through the sales agent under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the sales agent in connection with such sales of our common stock.

We will pay the sales agent an aggregate fee up to 3.0% of the gross proceeds from the sales of all shares of common stock sold through the sales agent under the sales agreement. We have also agreed to reimburse the sales agent for reasonable out-of-pocket expenses in an amount up to $75,000.

Under the terms of the sales agreement, we may also sell shares of our common stock in negotiated transactions or as otherwise agreed with the sales agent, including sales to the sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock in a manner which is not an “at the market” offering, including sales to the sales agent, as principal for its own account, we will enter into a separate terms agreement with the sales agent, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The sales agent does not have any obligation to purchase shares of common stock from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The sales agent and its respective affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and certain of its respective affiliates has, from time to time, provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. An affiliate of the sales agent is a party to our credit facilities. In addition, an affiliate of the sales agent also acted as underwriter in prior secondary offerings of our common stock.

In the ordinary course of their various business activities, the sales agent and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agent and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

Affiliates of the sales agent serve as lenders under our First Lien Term Credit Facility. Such affiliates will receive net proceeds from this offering that are used to repay indebtedness under such credit facility. Because BofA is the sales agent in this offering, the sales agent would be deemed to have a “conflict of interest” under Rule 5121 of FINRA to the extent such sales agent or its affiliates receive at least 5% of the net proceeds of the offering. As a result, this offering will be conducted in accordance with Rule 5121 of FINRA. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market”, as defined in FINA Rule 5121 exists for our common stock.

Selling Restrictions

Other than in the United States, no action has been taken by us or the sales agent that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Vinson & Elkins LLP, Dallas, Texas. Certain legal matters in connection with the common stock offered hereby will be passed upon for the sales agent by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of MoneyGram International, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements refers to a change in the method of accounting for leases in 2019.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act, that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.moneygram.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

•	our 2020 Form 10-K, filed on February 22, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 7, 2021;

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our Current Reports on Form 8-K filed on January  13, 2021, January  19, 2021, February  24, 2021, March  8, 2021, April  6, 2021, April  16, 2021, April  29, 2021, May  4, 2021, May  12, 2021, May  21, 2021 and June 3, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

•	our Definitive Proxy Statement on Schedule 14A, filed on March 25, 2021; and

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the description of our common stock contained in our registration statement on Form 10, filed with the SEC on December  29, 2003, including Exhibit 4.4 to our 2020 Form 10-K, and any other amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus supplement and before the termination of the offering under this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

PROSPECTUS

MoneyGram International, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

Units

We may offer and sell the following securities: (i) common stock, (ii) preferred stock, (iii) depositary shares, (iv) debt securities, (v) guarantees of debt securities, (vi) warrants, (vii) rights, and (viii) units. In addition, the selling stockholders named in any supplement to this prospectus may offer and sell shares of our common stock. We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. The debt securities described in this prospectus may be fully and unconditionally guaranteed by one or more of our subsidiaries.

Each time we and/or the selling stockholders sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference before you invest in our securities. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

We and/or the selling stockholders may offer and sell such securities directly or to or through underwriters, agents or dealers at prevailing market prices or at prices different from prevailing market prices. See “Plan of Distribution” on page 30. The supplements to this prospectus will describe the terms of any particular plan of distribution, including names of any underwriters, agents or dealers.

We will not receive any proceeds from the sales of our common stock by any selling stockholders.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MGI.” We have not yet determined whether any of the other securities we are registering hereby will be listed on any exchange, interdealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other securities, we will disclose that in a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2021.

All references in this prospectus to “MoneyGram,” “we,” “us,” “our” and the “Company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” or “WKSI” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus, and the selling stockholders may sell shares of common stock described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we and/or any selling stockholders are offering under this prospectus. You can read that registration statement at the SEC’s website at www.sec.gov. See also “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered. Each time we and/or any selling stockholders sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet on the SEC’s website at www.sec.gov.

We also make available free of charge all of the documents that we file with the SEC in the Investor Relations section of our website at ir.moneygram.com as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 22, 2021 (the “2020 Form 10-K”);

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our Current Reports on Form 8-K filed on January 13, 2021, January  19, 2021, February  24, 2021, March  8, 2021, and April 6, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

•	our Definitive Proxy Statement on Schedule 14A, filed on March 25, 2021; and

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the description of our common stock contained in our registration statement on Form 10, filed with the SEC on December 29, 2003, including Exhibit 4.4 to our 2020 Form 10-K, and any other amendments or reports filed for the purpose of updating such description.

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the description of our Series E Junior Participating Preferred Stock contained in our registration statement on Form 8-A, filed on July 28, 2020, including Exhibit 4.4. to our 2020 Form 10-K, and any other amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus and before the termination of each offering under this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “intends,” “continues,” “will,” “should,” “could,” “may,” “might,” “would,” “goals,” “predicts,” “potential,” “target,” “forecast,” “outlook,” “currently,” and other similar expressions are intended to identify some of the forward-looking statements within the meaning of the Reform Act and are included, along with this statement, for purposes of complying with the safe harbor provisions of the Reform Act. These forward-looking statements are based on management’s current expectations, beliefs and assumptions as of the date of this prospectus, are not historical facts or guarantees of future performance, and are subject to certain risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control due to a number of factors. These factors include, but are not limited to the risks and uncertainties described in this prospectus and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

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the impact of the COVID-19 pandemic or future pandemics on our business, including the potential work stoppages, lockdowns, shelter-in-place or restricted movement guidelines, service delays and lower consumer and commercial activity;

•	our ability to compete effectively;

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our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including with our largest agent, Walmart, through its introduction of additional competing white-label money transfer products or otherwise;

•	a security or privacy breach in systems, networks or databases on which we rely;

•	current and proposed regulations addressing consumer privacy and data use and security;

•	our ability to manage fraud risks from consumers or agents;

•	the ability of us and our agents to comply with U.S. and international laws and regulations;

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litigation and regulatory proceedings involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity;

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uncertainties relating to compliance with the Amended Deferred Prosecution Agreement (the “Amended DPA”) entered into with the government and the effect of the Amended DPA on our reputation and business and our ability to make payments required under the Amended DPA;

•	disruptions to our computer systems and data centers and our ability to effectively operate and adapt our technology;

•	the ability of us and our agents to maintain adequate banking relationships;

•	our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;

•	our high degree of leverage and substantial debt service obligations, significant debt covenant requirements and our ability to comply with such requirements;

•	our below investment-grade credit rating;

•	our ability to maintain sufficient capital;

•	weakness in economic conditions, in both the U.S. and global markets;

•	the financial health of certain European countries or the secession of a country from the European Union;

•	a significant change, material slow down or complete disruption of international migration patterns;

•	our ability to manage risks associated with our international sales and operations, including exchange rates among currencies;

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our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, that may be subject to certain U.S. Treasury Department’s Office of Foreign Assets Control restrictions;

•	major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;

•	changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events;

•	our ability to manage credit risks from our agents and official check financial institution customers;

•	our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;

•	our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;

•	any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;

•	our capital structure; and

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the risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our 2020 Form 10-K, as well as any additional risk factors that may be described in our other filings with the SEC from time to time.

ABOUT MONEYGRAM

MoneyGram International, Inc. (together with our subsidiaries) is a global leader in cross-border P2P payments and money transfers. Our consumer-centric capabilities enable family and friends to quickly and affordably send money in more than 200 countries and territories with over 85 countries digitally enabled as of December 31, 2020. The innovative MoneyGram platform leverages its leading distribution network, global financial settlement engine, cloud-based infrastructure with integrated APIs, and its unparalleled compliance program to enable seamless and secure transfers around the world. Whether through our mobile application, moneygram.com, integration with account deposit and mobile wallets, kiosks, or any one of the more than 410,000 agent locations around the globe, we connect consumers, primarily those who may not be fully served by other financial institutions, in any way that is convenient for them. As an alternative financial services company, we provide individuals with essential services to help them meet the financial demands of their daily lives. We conduct our business primarily through our wholly owned subsidiary, MoneyGram Payment Systems, Inc., under the MoneyGram brand.

Our principal executive offices are located at 2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201, and our telephone number is (214) 999-7552. Our website address is www.moneygram.com. The information on or accessible through our website is not incorporated by reference into or otherwise made part of this prospectus. Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Documents Incorporated by Reference.”

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement before deciding whether to purchase our securities. In particular, you should carefully consider the risk factors described below, the risk factors included in our most recent Annual Report on Form 10-K, as may be amended or supplemented by our quarterly reports on Form 10-Q, which are incorporated herein by reference, any other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, the risk factors that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any such reports or documents and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

An “ownership change” could limit our ability to utilize our net operating loss carryforwards and other tax attributes, which could result in our payment of income taxes earlier than if we were able to fully utilize our net operating loss and other tax benefit carryforwards. We have entered into a Rights Plan to reduce the likelihood of an ownership change, but if the preferred share purchase rights were to be exercised pursuant to the Rights Plan, the market price of our common stock could be materially and adversely affected.

Federal tax laws impose restrictions on the utilization of net operating loss (“NOL”) carryforwards and other tax attributes in the event of an “ownership change” as defined by Section 382 of the Internal Revenue Code (“Section 382”). A corporation generally will experience an “ownership change” if the percentage of the corporation’s stock owned by its “5-percent shareholders,” as defined in Section 382, increases by more than 50 percentage points over their lowest ownership percentage within the “testing period” as defined in Section 382, which is generally a rolling three-year period. Under Section 382, if a corporation undergoes an “ownership change,” such corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. While the Company has not experienced an “ownership change,” future changes in our stock ownership, which may be outside of our control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the consideration could result in an “ownership change.” If an “ownership change” occurs in the future, utilization of our NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to us.

Accordingly, we have adopted a Tax Benefits Preservation Plan, dated as of July 28, 2020 (the “Rights Plan”), designed to reduce the risk that our ability to use our NOL carryforwards and other tax attributes would become subject to limitations by reason of the Company experiencing an “ownership change.” The Rights Plan is designed to reduce the likelihood that we will experience an “ownership change” under Section 382 by (i) discouraging any person or group of persons from acquiring beneficial ownership of more than 4.95% of our Company Stock, which is defined in the Rights Plan and includes, among other things, our common stock and currently outstanding warrants, and (ii) discouraging any existing shareholder beneficially holding 4.95% or more of our Company Stock at the time the Rights Plan was adopted from acquiring any additional shares of Company Stock.

Under the terms of the Rights Plan, an Acquiring Person, as defined in the Rights Plan, that acquires or obtains the right to acquire beneficial ownership of 4.95% or more of our Company Stock could suffer substantial dilution of its ownership interest. In addition, if the preferred share purchase rights issued pursuant to the Rights Plan were exercised, the market price of our common stock could be materially and adversely affected. Moreover, sales in the public market of any shares of our common stock issued upon such exercise, or the perception that such sales may occur, could also adversely affect the market price of our common stock. These issuances may also cause our per share net income, if any, to decrease in future periods.

Although the Rights Plan is intended to reduce the likelihood of an “ownership change” that could adversely affect our NOL utilization, we cannot provide assurance that these restrictions on transferability will prevent all transfers that could result in such an “ownership change.”

Except for our common stock, there is no public market for the securities that we may offer using this prospectus.

Except for our common stock, no public market exists for the securities that we may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders to sell their securities, or the price at which the securities may be sold. Our common stock is traded on the Nasdaq Global Select Market. We may not apply for listing any other securities that we may offer using this prospectus on any securities exchange. Future trading prices of the securities will depend on many factors including, among others, prevailing interest rates, our operating results and the market for similar securities.

Our debt securities are effectively subordinated to the obligations of our subsidiaries.

We conduct our operations through our subsidiaries. Even if our debt securities are unsubordinated obligations, they will be effectively subordinated to all liabilities of our subsidiaries that do not guarantee such debt securities to the extent of their assets. Our subsidiaries are separate and distinct legal entities and, unless they guarantee our debt securities, have no obligation to pay any amounts due under our indebtedness, including our debt securities, or to make any funds available to us, whether by paying dividends or otherwise, so that we can do so.

Any debt securities that we may issue could contain covenants that may restrict our ability to operate, obtain financing or pay dividends, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock or pay dividends. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing and will increase the cost of our debt.

The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. If we issue a series of debt securities guaranteed by any of our subsidiaries, we will identify the specific subsidiary or subsidiaries and describe the particular terms of any guarantees of such series in the applicable prospectus supplement.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, debt repayment, capital expenditures, the financing of possible acquisitions or stock repurchases. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of our common stock. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), our Amended and Restated Bylaws, as amended (our “bylaws”) and our Rights Plan. Our certificate of incorporation, bylaws and Rights Plan have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently provides that we are authorized to issue up to 169,500,000 shares of capital stock, consisting of 162,500,000 shares of common stock, par value $0.01 per share (the “common stock”) and 7,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”).

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. The transfer agent and registrar for our common stock is Equiniti Trust Shareowner Services.

Dividend Rights

Subject to any preferential dividend rights of the holders of any preferred stock and the terms and conditions provided by law and our certificate of incorporation, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or make other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our Company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Share Purchase Rights

On July 28, 2020, our board of directors adopted the Rights Plan and declared a dividend of one right (a “Right”) for each issued and outstanding share of our common stock, to be paid to the stockholders of record at the close of business on August 7, 2020.

The Rights Plan is designed to reduce the likelihood that we will experience an ownership change under Section 382 by (i) discouraging any person or group of persons from acquiring beneficial ownership of more than 4.95% of our Company Stock, which is defined in the Rights Plan and includes, among other things, our common stock and currently outstanding warrants, and (ii) discouraging any existing shareholder currently beneficially holding 4.95% or more of our Company Stock from acquiring any additional shares of Company Stock.

The Rights will expire at or prior to the earliest of (i) the close of business on July 28, 2023; (ii) the time at which the Rights are redeemed pursuant to the Rights Plan; (iii) the time at which the Rights are exchanged pursuant to the Rights Plan; (iv) the time at which the Rights are terminated upon the occurrence of certain mergers or other transactions approved in advance by our board of directors; and (v) the close of business on the date set by our board of directors following a determination by our board of directors that (x) the Rights Plan is no longer necessary or desirable for the preservation of the Tax Benefits (as defined in the Rights Plan) or (y) no Tax Benefits are available to be carried forward or are otherwise available (the earliest of (i), (ii), (iii), (iv) and (v) is referred to as the “Rights Expiration Date”).

Our board of directors may amend or supplement the Rights Plan without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions, including the Rights Expiration Date, or (d) make additional changes to the Rights Plan that our board of directors deems necessary or desirable. However, from and after any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Plan may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, as amended (“DGCL”), could make the acquisition of control of our Company and/or the removal of our existing management more difficult, including those that provide as follows:

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, our board of directors has the exclusive right to fix the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•

the board of directors (or its remaining members, even though less than a quorum) and not the stockholders may fill vacancies on the board of directors occurring for any reason for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation to elect additional directors under specified circumstances, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of the common stock, voting together as a single class;

•

our board of directors may issue preferred stock without any vote or further action by the stockholders, and fix the designation, powers, preferences, and rights of the shares of each series of preferred stock;

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, special meetings of stockholders may be called only by our chairman or board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of the stockholders;

•

in the case of an amendment to the bylaws by the stockholders, the affirmative vote of the holders of at least 80% of the voting power of our common stock is required to alter, amend, or repeal any provision of the bylaws;

•

subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting;

•

we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•

certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of more than 10% of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned directly or indirectly by the interested stockholder or an affiliate of any interested stockholder, unless the business combination is approved by certain “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of MoneyGram to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; or

•

the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions, including pursuant to the following:

•

if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•

our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the DGCL at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the DGCL, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of our existing preferred stock and the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete and is subject to, and qualified in its entirety by, reference to the our certificate of incorporation, bylaws and the relevant certificate of designations, copies of which, including all amendments thereto, as applicable, are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

With respect to preferred stock that we may offer using this prospectus, a prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

General

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. We have designated 164,000 shares as Series E Junior Participating Preferred Stock (the “Series E Preferred Stock”). As of April 5, 2021, there were no shares of Series E Preferred Stock issued and outstanding.

Preferred Stock We May Issue Under this Prospectus

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, whether such dividend is cumulative or non-cumulative and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into or exchangeable for shares of our common stock, another series of preferred stock or debt securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designations as an exhibit or incorporate it by reference.

Our board of directors can, without stockholder approval, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. Under certain circumstances, preferred stock could restrict dividend payments to holders of our common stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Series E Junior Participating Preferred Stock

The following is only a brief summary of the material terms of our Series E Preferred Stock and does not purport to be complete and is qualified by reference to the Certificate of Designations of Series E Junior Participating Preferred Stock of MoneyGram International, Inc. filed with the Secretary of State of the State of Delaware (the “Certificate of Designations”). The Certificate of Designations was filed as an exhibit to our Current Report on Form 8-K with the SEC on July 28, 2020 and is incorporated herein by reference.

Pursuant to the Certificate of Designations, the number of shares constituting the Series E Preferred Stock shall be 164,000. Such number of shares may be increased or decreased by resolution of our board of directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then-outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preferred Stock. The transfer agent and registrar for our Series E Preferred Stock is Equiniti Trust Shareowner Services.

Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of our common stock, and of any other junior stock, shall be entitled to receive quarterly dividends, when, as and if declared by our board of directors out of funds legally available for the purpose. The Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s preferred stock, and shall rank senior to the common stock as to such matters.

Except as otherwise provided in the Certificate of Designations, in any other certificate of designations creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series E Preferred Stock and the holders of shares of common stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company. Subject to the provision for adjustment set forth in the Certificate of Designations, each share of Series E Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.

Whenever quarterly dividends or other dividends or distributions payable on the Series E Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preferred Stock outstanding shall have been paid in full, the Company may be restricted in taking certain actions, including but not limited to its ability to (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock and (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.

The certificate of incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, voting together as a single class.

Certain Provisions of Our Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of common stock — Certain Provisions of Our Certificate of Incorporation and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase “bank depositary” means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the bank depositary will be liable if we are prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the obligations of the bank depositary under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The offered debt securities will be either our senior debt securities (the “Senior Debt Securities”) or our subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called the “Indentures.”

The Indentures provide that the Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary and except to the extent that the Debt Securities are guaranteed by our subsidiaries as described below.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock, preferred stock or units.

If and to the extent specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described in the prospectus supplement and under “— Subsidiary Guarantees.” Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•

whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, including the Senior Debt Securities, and it may be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any series of the Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

•

the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any of our senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities;

•	the definition of “senior debt” applicable to that series and, if the series is issued on a senior subordinated basis, the definition of “subordinated debt” applicable to that series; and

•	the approximate amount of our senior debt to which the that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantees

If and to the extent specified in the applicable prospectus supplement, one or more of the Subsidiary Guarantors may guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of the Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

•

remain in full force and effect until either (i) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (ii) released as described in the following paragraph;

•	be binding upon each Subsidiary Guarantor; and

•	inure to the benefit of, and be enforceable by, the applicable Trustee, the holders of the applicable Debt Securities and their successors, transferees and assigns.

In the event that (i) a Subsidiary Guarantor ceases to be a subsidiary of MoneyGram, (ii) either legal defeasance or covenant defeasance occurs with respect to the series or (iii) all or substantially all of the assets or all of the capital stock of a Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder of the applicable Debt Securities, and no other person acquiring or owning the assets or capital stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder of the Debt Securities, subject to the terms of the applicable Indenture and the limitations applicable to global securities (discussed below under “— Global Securities”), Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to global securities, the Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designations of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor, as the case may be) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no global securities may be exchanged in whole or in part for Debt Securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•

the depositary has notified us that it is unwilling or unable to continue as the depositary for such global security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor depositary within 90 days;

•

an event of default with respect to the Debt Securities represented by such global security has occurred and is continuing and the Trustee has received a written request from the depositary to issue certificated Debt Securities; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or holders of such global security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the Subsidiary Guarantors, any Trustees or the agents of us, the Subsidiary Guarantors or any Trustees will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such paying agent as we may designate for such purpose from time to time, except that at our option payment of any interest on the Debt Securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture will be designated as sole paying agent for payments with respect to the Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture will be designated as the sole paying agent for payment with respect to the Subordinated Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person (a “successor person”), and may not permit any person to consolidate with or merge into us unless:

•

the successor person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•

immediately before and after giving pro forma effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable Indenture with respect to the Debt Securities of any series:

(1) the failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of the Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) the failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of the Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) the failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of the Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) the failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5) the failure to perform any of our other covenants in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in such Indenture;

(6) certain events of bankruptcy, insolvency or reorganization affecting us, any significant subsidiary of MoneyGram or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(7) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an event of default described in item (6) above occurs with respect to the Debt Securities of any series, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the applicable Trustee or any holders. If any other event of default with respect to the Debt Securities of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustee in case an event of default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the Trustee under the applicable Indenture written notice of a continuing event of default with respect to the Debt Securities of that series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

•

to evidence the succession under the Indenture of another person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of the Debt Securities;

•

to make any changes that would add any additional covenants for the benefit of the holders of the Debt Securities or that do not adversely affect the rights under the Indenture of the holders of the Debt Securities in any material respect;

•	to add any additional event of default;

•	to provide for uncertificated notes in addition to, or in place of, certificated notes;

•	to secure the Debt Securities;

•	to establish the form or terms of any series of the Debt Securities;

•	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add Subsidiary Guarantors; or

•	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of the Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the holders of the Subordinated Debt Securities;

•	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

•	reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	following the making of an offer to purchase the Debt Securities from any holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such holder.

The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture that cannot be amended without the consent of the holder of each outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of a Debt Security issued at a discount that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the stated maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days, or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder when:

•

(i) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or (ii) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

•

we have delivered an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of the Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”) a ruling, or there has been a change in tax law, in either case to the effect that holders of such Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) in the case of the Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any senior debt and no other event of default with respect to any senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

Covenant Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “— Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise our covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

Notices to holders of the Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. Where the Indenture provides for notice of any event to a holder of a global security, such notice shall be sufficiently given if given to the depositary for such Debt Security (or its designee), pursuant to the applicable procedures of the depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of thereof may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if it is our Creditor

Each Indenture will contain certain limitations on the right of the Trustee in the event that it becomes our creditor to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to be Furnished to Trustee

Each Indenture may provide that, in addition to other certificates or opinions that may be specifically required by other provisions of such Indenture, certain applications by us for action by the Trustee must be accompanied by an officer’s certificate and an opinion of counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any other securities offered hereby and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the shares of our preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder of warrants exercises its warrants to purchase our debt securities, preferred stock or common stock, such holder will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, preferred stock, common stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying securities upon the exercise of the rights;

•	the number and terms of the underlying securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our debt securities, shares of our common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, a post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and/or any selling stockholder may offer and sell the securities described in this prospectus from time to time in one or more transactions:

•	through agents;

•	through underwriters for public offering and sale by them;

•	through dealers;

•	directly to one or more purchasers;

•	through a combination of any of the foregoing methods of sale; or

•	through any other methods described in a prospectus supplement.

The securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to the prevailing market prices.

The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the securities offered;

•	the price of the securities;

•	the name or names of the underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

Pursuant to our registration rights agreements with certain stockholders, we are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the shares of common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

We and any selling stockholders may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” that provide for payment and delivery on a specified future date. Any contracts like this will be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts.

We may also engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We and any selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities if the prospectus supplement so indicates in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Any underwriter, dealer, agent or remarketing firms who participates in the distribution of an offering of securities may be considered by the SEC to be an underwriter under the Securities Act. Any discounts or commissions received by an underwriter, dealer, agent or remarketing firm on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers, agents and remarketing firms against, or contribute to any payments the underwriters, dealers, agents or remarketing firms may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, agents and remarketing firms and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P. Any underwriter will be advised about issues related to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of MoneyGram International, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements refers to a change in the method of accounting for leases in 2019.

MoneyGram International, Inc.

Up to $100,000,000

Common Stock

Prospectus    Supplement

BofA Securities

June 7, 2021